SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) September 12, 1996
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                                  D-VINE, LTD.
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               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                                     33-1599
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                             (Commission File No.)

                                   22-2732163
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                        (IRS Employer Identification No.)


712 Fifth Avenue, 9th Fl., New York, NY                                  10019
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(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code (212) 582-3400
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           241 North Vine Street (406 West), Salt Lake City, UT 84103.
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          (Former Name or Former Address, if Changed Since Last Report)
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Item 1. Changes in Control of Registrant.
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     On September 12, 1996 (the "Closing Date"), D-Vine Investment Partners
("Buyer"), a Delaware general partnership between Christopher F. Brown and Edward Tobin, purchased 17,000,000 shares of the Registrant's common stock (the "Purchased Shares"), representing approximately 84.5% of the Registrant's total issued and outstanding common stock as of the Closing Date. The Purchased Shares were acquired from Erma S. Warburg ("Warburg"). The aggregate purchase price for the Purchased Shares was $150,000 ($.00824 per share) plus the satisfaction of Warburg's legal fees and expenses in connection with the transaction in the aggregate amount of $10,000.; the funds required by the Buyer were provided by Messrs. Brown and Tobin from their personal resources.

     As a result of the foregoing transaction, Buyer and indirectly Meesrs. Brown and Tobin, have obtained control of the Registrant. In connection with such change of control, Warburg, Barbara Tersptra and Margarette Bowles resigned as officers and directors of the Registrant and Messrs. Tobin, Brown and Thomas Tuttle have been appointed as all the members of the Registrant's Board of Directors. Additionally, Mr. Tobin has been appointed President of the Registrant.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
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     None

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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        D-VINE, LTD.

                                        By: /s/Steven A. Saide
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                                            Steven A. Saide,
                                            Secretary

Date: September 25, 1996

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